UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2025

VIP Play, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56290	85-0738656
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8400 W. Sunset Rd., Suite 300, Las Vegas, Nevada	89113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 783-9435

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The disclosures set forth in Item 2.03 are incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In a Current Report on Form 8-K filed on August 29, 2023, VIP Play, Inc., a Nevada corporation (the “Company,” “we” or “us”) disclosed that on: (i) August 23, 2023, we entered into a Convertible Note Purchase Agreement (the “Purchase Agreement”) and a Convertible Promissory Note with Rick Hackel (“Hackel”) in the principal amount of $200,000 (the “Hackel Note”); and (ii) August 28, 2023, we entered into a Purchase Agreement and a Convertible Promissory Note with Dennis Colletti (“Colletti”) in the principal amount of $500,000 (the “Colletti Note”). On September 1, 2023, we entered into one additional Purchase Agreement and Convertible Promissory Note with The Access Fund I, LP, a Delaware limited partnership (“Access,” and together with Hackel and Colletti, the “Investors”) in the principal amount of $150,000 (the “Access Note,” and together with the Hackel Note and the Colletti Note, the “Notes”).

The outstanding principal under the Notes, which accrue interest at a rate equal to twelve percent (12%) per annum, is due and payable in a single balloon payment by us on the date that is one year following the date of issuance of each of the Notes (the “Original Maturity Date”). On September 19, 2024, the Investors and the Company entered into a First Amendment to Convertible Note Purchase Agreement dated July 25, 2024 (the “First Amendment”) for the purpose of extending the Original Maturity Date of each of the Notes for an additional one-year period. Pursuant to the First Amendment, the new maturity date (the “Amended Maturity Date”) of: (i) the Hackel Note was August 23, 2025; (ii) the Colletti Note was August 28, 2025; and (iii) the Access Note was September 1, 2025.

Each of the Investors and the Company entered into a Second Amendment to Convertible Note Purchase Agreement dated September 8, 2025 (the “Second Amendment”) for the purpose of extending the Amended Maturity Date of each of the Notes for an additional time period, and revising the definition of “Conversion Price” in Section 6.1 of the Purchase Agreement. The Second Amendment to the Hackel Note is effective August 23, 2025. The Second Amendment to the Colletti Note is effective August 28, 2025. The Second Amendment to the Access Note is effective September 1, 2025.

Pursuant to the Second Amendment: (1) the new maturity date of: (i) the Hackel Note and the Access Note is August 31, 2026; and (ii) the Colletti Note is October 1, 2025; and (2) the term “Conversion Price” shall mean the lower of $0.60 or an amount equal to 80% of the lowest price per share that the Company has sold shares of its common stock in the twelve-month period before the Maturity Date; provided, however, that if no shares were sold during such twelve-month period, the Conversion Price shall be $0.60.

Furthermore, the Second Amendment entered into by Colletti and Access contains a consent to Hackel loaning an additional $100,000 to us, which Hackel did on September 9, 2025. Hackel’s additional $100,000 loan is evidenced by the same Form of Convertible Promissory Note used for the Notes, with a maturity date of August 31, 2026. The full text of the Form of Convertible Promissory Note is attached hereto as Exhibit 4.1. You are urged to read said exhibit in its entirety.

Except as amended by the Second Amendment, all of the terms and conditions of the Purchase Agreement with each of the Investors remains in full force and effect.

The foregoing summary of the Second Amendment to Convertible Note Purchase Agreement is qualified in its entirety by reference to the full text of the Second Amendment to Convertible Note Purchase Agreement for each of the Investors attached as Exhibits 10.1, 10.2 and 10.3 hereto and incorporated by reference herein. You are urged to read said exhibits attached hereto in their entirety.

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Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
4.1	Form of Convertible Promissory Note of VIP Play, Inc. (incorporated by reference to Exhibit 4.1 to VIP Play, Inc. Current Report on Form 8-K filed on August 29, 2023)
10.1	Second Amendment to Convertible Note Purchase Agreement of VIP Play, Inc. with The Access Fund I, LP, dated September 8, 2025.
10.2	Second Amendment to Convertible Note Purchase Agreement of VIP Play, Inc. with Dennis Colletti, dated September 8, 2025
10.3	Second Amendment to Convertible Note Purchase Agreement of VIP Play, Inc. with Rick Hackel, dated September 8, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2025		VIP PLAY, INC.

	By:	/s/ Les Ottolenghi
Les Ottolenghi, CEO

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